Exhibit 99.1

NAREIT Presentation June 2017

Disclosure Regarding Forward-looking Statements 2 Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Leadership Team 3 Mike DeMarco CEO Marshall Tycher Chairman, Roseland Mitch Rudin Vice Chairman Tony Krug CFO Gary Wagner General Counsel Ricardo Cardoso CIO Chris DeLorenzo EVP of Leasing Andrew Marshall President and COO of Roseland

Company Update 4 We recently released earnings on May 9th, 2017. This presentation is an update of our strategy and the market conditions we operate in. Office revenue – Strong second quarter to date, rollup in rents continue across all our assets, occupancy expected to be approximately the same as quarter end Tours have increased, followed by RFP’s Suburbs remain steady with pockets of strengths and weaknesses Flex continues to be strong both on occupancy and rents Waterfront has seen an uptick in tenant demand largely from non-financial tenants for front office and key business units in consumer, tech, marketing, and other non-financial industries

Company Update 5 Multi-family revenue – Hitting on all cylinders in our markets Occupancy has gone up to 98% Urby, Chase II, and Quarry Place, representing over 1,100 units of new product, are all leasing up more quickly at or above pro forma rents Urby – 56% (426 units) in 90 days at $56.76 average* Chase II – 71% (208 units) in 201 days at $27.47 average* Quarry Place – 52% (56 units) in 186 days at $44.62 average* *info as of 6/4/17

Company Update 6 Simple steps for the remainder of 2017- Staff reduction by June 30th, 2017 as we streamline our operations $2.5 million full year effect Expense reductions in operating costs are projected to be $3 million full year effect Asset sales are on track for $700 to $800 million, GAAP cap rates expected to be in the 6% to 7% cap rate range as we sell a combination of full and empty buildings and some land parcels

Company Update 7 Where we expect to be at the end of 2017- Less than half of the buildings we started with in 2015 (270 to 120) Quality of cash flow will be further improved with 75% office and 25% apartments with the waterfront being over 65% Better margins in both office and multi-family (65% or greater) as operating costs are controlled and revenue increases Strong and growing AFFO as we reduce our costs of attainment and capex Net debt to EBITDA at 7 times We will be poised to close our NAV gap as we handle these four issues: Rollover risk Quality of cash flow Multi-family pipeline Leverage levels

Definitions 8 This presentation includes references to the following defined terms: Funds from operations (“FFO”): Net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. Core FFO: FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time. Adjusted FFO (“AFFO”): Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. EBITDA: Earnings before interest, tax, depreciation and amortization. Net Asset Value (“NAV”): Net projected value of the Company’s interest after accounting for all priority debt and equity payments, including capital invested by the Company.

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